                                                                      Ex-99.23.j



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


As independent public accountant, we hereby consent to the use in this Post-Effective Amendment No. 37 of our report dated January 17, 2002 and to all references to our Firm included in or made a part of this Post-Effective Amendment.


/s/ ARTHUR ANDERSEN LLP

Cincinnati, Ohio
April 26, 2002